Exhibit 10.1

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT, is made and entered into as of the 2nd day of December, 2010 (the “Amendment”), by and between eLandia International Inc. (the “Company”) and Amper, S.A. (the “Buyer”). The Company and the Buyer shall be referred to herein as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Contribution Agreement, dated July 29, 2010 (the “Original Agreement”); and

WHEREAS, the Parties wish to amend the Original Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing Recitals are true and accurate and are incorporated herein and further agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings assigned to them in the Original Agreement.

2. Amendment to Recitals. The term “Hemisferio Norte, S.A.” in Recital A of the Original Agreement shall be deleted and replaced with “Hemisferio Norte Brasil, S.L.”

3. Amendment to Section 1 (Contribution) of the Original Agreement. The following amendments are hereby made to Section 1 of the Original Agreement:

(a) Section 1(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“a. Issuance of Shares and Contribution. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, (i) the Company shall issue and sell to Buyer shares of Common Stock of the Company representing 85% of all of the issued and outstanding shares of Common Stock of the Company after giving effect to the transactions contemplated hereby (the “Shares”) and (ii) in exchange for the Shares, Buyer shall transfer and assign to the Company 52,235,169 shares of Hemisferio representing 89.60% of the capital shares of Hemisferio (the “Contributed Shares”).”

(b) The following shall be added as a new Section 1(e):

“Desca/CTT Transaction. In the event Buyer reasonably anticipates that the FCC Consents will not be granted by Final Order prior to February 1, 2011, the Company acknowledges that Buyer may seek to consummate a transaction involving the sale, by equity purchase, asset purchase or otherwise, of Elandia/Desca Holdings LLC and Elandia/CTT Holdings LP with structure and consideration to be mutually acceptable to Company and Buyer. In the event Buyer seeks to consummate such a transaction, the Company agrees to use commercially reasonable efforts towards finalizing the terms and conditions of said potential future transaction by February 1, 2011.”

4. Amendments to Section 4 (Affirmative Covenants) of the Original Agreement. The following amendments are hereby made to Section 4 of the Original Agreement:

(a) Section 4(i) (Stock Plan) is hereby deleted in its entirety and replaced with the following:

“i. Senior Management Compensation Plan. The Company shall cause a senior management compensation plan (the “Compensation Plan”) to be authorized and approved by all necessary parties. The Compensation Plan shall have terms and conditions as set forth on Schedule 4(i) and otherwise as reasonably acceptable to each of the Company and the Buyer.”

(b) Section 4(l) (Stockholder Approval) is hereby deleted in its entirety.

5. Amendments to Section 7 (Conditions to the Obligations of the Company to Issue the Shares) of the Original Agreement. The following amendments are hereby made to Section 7 of the Original Agreement:

(a) Section 7(e) is hereby deleted in its entirety and replaced with the following:

“e. The Buyer shall have provided the notifications and consents necessary to consummation the transactions contemplated by this Agreement.”

(b) Section 7(m) is hereby deleted in its entirety and replaced with the following:

“m. The Company shall have received a bring-down opinion, effective as of the Closing Date, from a nationally reputable investment bank or financial advisor affirming its prior opinion that the consideration payable by the Buyer hereunder is fair, from a financial point of view, to the Company’s shareholders.”

6. Amendments to Section 8 (Conditions to Buyer’s Obligations to Contribute) of the Original Agreement. The following amendments are hereby made to Section 8 of the Original Agreement:

(a) Section 8(j) is hereby deleted in its entirety and replaced with the following:

“j. The Company shall have authorized the Compensation Plan.”

(b) Section 8(n) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“n. The Company shall have delivered to the Buyer written evidence of the following: (i) the termination, prior to Closing, of that certain Voting Trust Agreement by and among SIBL, Pete Pizarro and the Company dated February 6, 2009; and (ii) that prior to Closing, the receiver for SIBL has received stock certificates issued in the name of SIBL representing all shares of capital stock of the Company previously held pursuant to such Voting Trust Agreement.”

(c) Section 8(t) is hereby deleted in its entirety.

7. Amendment to Section 10 (Termination) of the Original Agreement. The following amendments are hereby made to Section 10 of the Original Agreement:

(a) Section 10(a)(ii)(B) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(B) any of the conditions set forth in Article 8 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by April 30, 2011 (the “Termination Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;”

(b) Section 10(a)(ii)(D) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(D) the conditions set forth in Section 8(m) have not been satisfied by April 30, 2011;”

(c) Section 10(a)(iii)(B) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(B) any of the conditions set forth in Article 7 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Termination Date, unless such failure shall be due to the failure of Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;”

(d) Sections 10(a)(ii)(E), 10(a)(ii)(F), 10(a)(ii)(G), 10(a)(iii)(E) and 10(a)(iii)(F) are hereby deleted in their entirety.

8. Amendment to Schedule 2(h). Schedule 2(h) of the Original Agreement is amended and restated in its entirety and replaced with Schedule 2(h) as set forth on Schedule 2(h) attached hereto.

9. Miscellaneous.

(a) The Original Agreement is reaffirmed and ratified in all respects, except as expressly provided herein.

(b) This Amendment shall be deemed to have been drafted equally and jointly by each of the Parties. All Parties have been advised and have had the opportunity to consult with and have this Amendment reviewed by separate and independent counsel prior to the execution hereof and by each Party’s execution and delivery of this Amendment such Party shall be deemed to either have had such a review or to voluntarily waive such review. The Parties acknowledge that they were not coerced or intimidated to execute this Amendment, and that in executing this Amendment, the Parties and their respective counsel have not relied upon any oral or written statements or acts made by any other Party other than as expressly set forth in this Amendment.

(c) In the event of any conflict between the terms or provisions of this Amendment and the Original Agreement, then this Amendment shall prevail in all respects. Otherwise, the provisions of the Original Agreement shall remain in full force and effect.

(d) The Parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Amendment, which may be reasonably required for the implementation of this Amendment and the transactions contemplated hereby.

(e) This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement. A facsimile or e-mail delivery of a “.pdf” format data file of a signature shall be deemed an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ELANDIA INTERNATIONAL INC.

By:	/s/ Pete R. Pizarro
Name:	Pete R. Pizarro
Title:	Chief Executive Officer

AMPER S.A.

By:	/s/ Alfredo Redondo
Name:	Alfredo Redondo
Title:	Chief Executive Officer

By:	/s/ Jose Martos
Name:	Jose Martos
Title:	General Counsel